Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 2, 2009, with respect to the consolidated financial statements and schedule of Foundation Coal Holdings, Inc. incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-172888) and related Prospectus of Alpha Natural Resources, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland
April 12, 2011